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                                                                 EXHIBIT 23.2



                         CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Seagate Technology, Inc. 1991 Incentive Stock Option Plan of our reports dated July 11, 1995 (except for the last paragraph of the patent litigation note as to which the date is July 31, 1995), with respect to the consolidated financial statements of Seagate Technology, Inc. incorporated by reference in its Annual Report (Form 10-K) for the fiscal year ended June 30, 1995 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.




                              Ernst & Young LLP


San Jose, California
November 14, 1995